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                                 Exhibit 10.20

                            GTE TELECOM INCORPORATED
                               CAPACITY AGREEMENT

This CAPACITY AGREEMENT is made and entered into as of August 20, 1999, by and between GTE Telecom Incorporated (hereinafter referred to as "TELECOM" or Party), a Delaware corporation with principal offices at 201 N. Franklin Street, Suite 2400, Tampa, Florida 33602; and Universal Access, Inc. (hereinafter referred to as "CUSTOMER" or Party), with offices at 100 N. Riverside Plaza, Suite 2200, Chicago, Illinois 60606 for the provision of capacity and related ancillary telecommunications services (hereinafter referred to as "Services") as described herein and accepted by CUSTOMER under this Agreement, subject to the terms and conditions contained herein. This Capacity Agreement together with any Capacity Descriptions (as described in Section 1 below) accepted by TELECOM pursuant to the terms hereof shall be referred to collectively as the "Agreement".

1. SERVICE REQUESTS/CAPACITY DESCRIPTIONS: Requests for Services to be provided hereunder shall be issued by CUSTOMER from time to time on TELECOM Capacity Description Form(s) (hereinafter referred to as a "CD", a copy of which is attached hereto and made a part hereof as Exhibit 1). Each CD shall reference this Capacity Agreement by CA Number. Such CDs shall be effective when accepted in writing by TELECOM and shall become part of this Agreement to the extent that they specify the type of Service to be provided, quantity of circuits, originating and terminating cities, requested service date, Service Term, recurring and non-recurring charges for provision of Service, and other information necessary for TELECOM to provide Service to the CUSTOMER. No action by TELECOM (including, without limitation, provision of Service to CUSTOMER pursuant to such CD) shall be construed as binding or estopping TELECOM with respect to such term or condition, unless the CD containing said specific term or condition has been duly executed by an authorized representative of TELECOM.

2. EFFECTIVE DATE AND APPLICATION OF THIS AGREEMENT: This Agreement shall be effective between the parties as of the date first written above. The applicable Rates and Charges are set forth in Exhibit 2 attached hereto and made a part hereof. This Agreement shall apply exclusively to the Service provided to CUSTOMER pursuant to the CD(s) identified with this Agreement and accepted by TELECOM, for the Service Term stated therein and any automatic extensions thereof. Services are provided subject to availability and TELECOM reserves the right not to accept a CD under this Agreement at any time.

3. SERVICE TERM: (a) After a CD is accepted by TELECOM, a Firm Order Confirmation Date ("FOC" Date) will be scheduled for Service installation. The Service Term for Services subject to recurring charges and described in a CD shall commence on the Firm Order Confirmation Date or the date upon which the Service actually becomes available (the "In Service" Date), in conformity with technical standards, whichever is later. The Service being provided hereunder will be released to CUSTOMER for testing for seventy-two (72) hours prior to the In Service Date.

 (b) TELECOM will make reasonable efforts to meet the CUSTOMER requested In Service Date, however, the inability of TELECOM to install Service on or before the date requested shall not be a Default under this Agreement. Except for any installation delays caused by those events described in Section 12 below, in the event Service installation is delayed for ninety (90) days beyond the CUSTOMER requested In Service Date with respect to each Service ordered, then CUSTOMER's sole remedy shall be cancellation of the CD which pertains to such Service upon ten (10) calendar days prior written notice to TELECOM. Cancellation charges described in Section 11 below shall not apply to such cancellation.

 (c) Upon expiration of the Service Term set forth in the CD, if CUSTOMER is not then in Default under this Agreement, Service will automatically be extended for continuing thirty (30) day periods and may be canceled by either party upon thirty (30) calendar days prior written notice. Unless otherwise agreed to in writing, the charges for Service during any such extension shall be the then current TELECOM month to month rate for such Services.



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 (d) Price Protection Commencing [***] months after the effective date of the
Agreement and continuing thereafter semi-annually at the semi-annual date of the Agreement, CUSTOMER may request TELECOM to review the prices contained in the CD(s) entered into between the parties if the CUSTOMER has received an offer from a qualified vendor (i.e., a vendor that is suitable to the CUSTOMER that has obtained any required licenses, approvals or other authorizations) for all Services provided hereunder which reduces the total prices by [***] or greater. TELECOM reserves the right to review such an offer, subject to confidentiality or non-disclosure obligations imposed on CUSTOMER in connection therewith, and if warranted, will enter into negotiations with CUSTOMER for a reduction in price.

4. DESCRIPTION OF SERVICES: As specified in the CD accepted by TELECOM hereunder, TELECOM will provide to CUSTOMER the following Services:

 (a) Capacity Service through the installation and operation of either owned or leased telecommunications facilities between TELECOM designated termination points in accordance with the Service Level Objectives set forth in Exhibit 3 (hereinafter "Capacity"), and

 (b) Ancillary Services Other Services, available on an optional basis, as may be requested by the CUSTOMER (hereinafter referred to "Ancillary Service") as described in Section 5 below.


5. LOCAL ACCESS/ANCILLARY SERVICES AND CHARGES: (a) Upon CUSTOMER's request, TELECOM may, at its sole option and when reasonable under the circumstances, act as agent for the CUSTOMER with responsibility for provisioning and the initial testing of an interconnection between selected Interexchange Service, the local exchange carrier or alternate access carriers (collectively "Local Carriers") and a CUSTOMER designated termination point and/or service. CUSTOMER shall issue a Letter of Agency authorizing TELECOM to provision such interconnection on behalf of CUSTOMER. Changes to CUSTOMER for Local Access Service administered on behalf of CUSTOMER by TELECOM shall be as stated in the accepted CD.


 (b) TELECOM may also provide Other or Ancillary Services to CUSTOMER, including but not limited to any one or more of the following:

                (1)   Multiplexing/demultiplexing service ("Muxing");

                (2)   Digital cross-connect service,

                (3) Extraordinary service under the following circumstances including but not limited to:

                              (i)   CUSTOMER's request to expedite Service
                                    availability to a date earlier than a
                                    previously accepted start date or Firm Order
                                    Confirmation Date;

                              (ii)  Service redesign or other activity
                                    occasioned by receipt of inaccurate
                                    information from CUSTOMER;

                              (iii) Reinstallation services for any suspension
                                    of Service for cause by TELECOM;

                              (iv) CUSTOMER's request for use of routes or facilities other than those selected by TELECOM for provision of the Service;

                              (v) CUSTOMER'S request for use of rack space and power in TELECOM facilities;

                              (vi) Other circumstances in which extraordinary costs and expenses are generated by CUSTOMER and reasonably incurred by TELECOM.

 (c) Recurring and non-recurring charges to CUSTOMER for Local Access (including TELECOM's Coordination Fee) and Ancillary Services shall be established as of TELECOM's acceptance of the CD relevant thereto.



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*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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6. CUSTOMER RESPONSIBILITIES: CUSTOMER has sole responsibility for installation, testing, and operation of facilities, services, and equipment other than those specifically provided by TELECOM under a duly accepted CD. In no event will the untimely installation or non-operation of CUSTOMER's facilities, services, and equipment (including local exchange access and customer premise equipment) relieve CUSTOMER of its obligation to pay charges for Capacity or Ancillary Service as of the In Service Date. Notwithstanding the immediately preceding sentence, CUSTOMER may request one extension of the In Service Date for not more than thirty (30) calendar days. Such requests for extension of local exchange access together with the interexchange portion of the Service must be in writing and must be received by TELECOM at least ten (10) calendar days prior to the initial FOC Date established by TELECOM. Written requests for extension of the In Service Date for the interexchange portion only must be and must be received by TELECOM at least five (5) calendar days prior to the initial FOC Date established by TELECOM. Any such extension will not relieve CUSTOMER of its obligations to pay charges for any local access services ordered by TELECOM on behalf of CUSTOMER as of the FOC Date first established by TELECOM.

7. PAYMENT OF CHARGES: (a) Subject to Section 8 below, all charges for Services provided by TELECOM pursuant to this Agreement shall be specified in the CD referred to in this Agreement.

(b) CUSTOMER shall pay each TELECOM invoice for Service in full, without deduction or offset of any kind, within thirty (30) days after the date of invoice ("Due Date"); provided however, if CUSTOMER in good faith disputes any portion of an invoice, it must pay the undisputed amount on or before the Due Date and provide written notice to TELECOM of the billing dispute within ninety
(90) days thereafter. Such notice must include documentation substantiating the dispute. CUSTOMER's failure to notify TELECOM of a dispute shall be deemed to be CUSTOMER's acceptance of such charges. The Parties will make a good faith effort to resolve billing disputes as expeditiously as possible. If a dispute is resolved in favor of CUSTOMER, CUSTOMER shall receive a credit on its invoice within a commercially reasonable period of time for the disputed amount and any related fees or penalties. All pro-rated monthly recurring charges (i.e., charges for monthly Services provided for less than a calendar month), installation, and other non-recurring charges shall be payable on the Due Date. All payment shall be made in US dollars. CUSTOMER agrees to timely remit payment to TELECOM at the remittance address indicated on the TELECOM invoice to CUSTOMER.

(c) Except for any reasonably disputed amount, in the event CUSTOMER fails to pay TELECOM's invoice in full or remit payment at the proper address on or before the Due Date, CUSTOMER shall pay a late fee in an amount equal to one and one-half percent (1 1/2%) per month of the unpaid balance. The late fee will be applied for the number of days from the payment Due Date up to and including the date payment is received by TELECOM. Notwithstanding the foregoing, late fees shall apply to, but shall not be due and payable for, amounts reasonably disputed by CUSTOMER provided: (i) CUSTOMER notifies TELECOM of the basis of such dispute in writing within sixty (60) days after the Due Date and (ii) negotiates in good faith with TELECOM for the purpose of resolving such dispute. In the event such dispute is resolved in favor of TELECOM, CUSTOMER will pay to TELECOM the once disputed amount together with the applicable late fees. In the event the dispute is resolved in favor of the CUSTOMER, CUSTOMER will receive a credit for the amounts determined not to be owed together with a credit for the applicable late fees. The Parties shall use their best efforts to negotiate in good faith to resolve the disputed invoice within thirty (30) days of CUSTOMER's written notice of such dispute. If such resolution is not attained or the time to resolve the dispute is not extended by mutual agreement of the Parties, the dispute shall be settled by arbitration as set forth below in this Agreement.

(d) TELECOM may, in order to safeguard its interests, require CUSTOMER which has no credit history with TELECOM or habitually pays late to make a deposit prior to or any time after the provision of Service to the CUSTOMER to be held by TELECOM as a guarantee of the payment of the rates and charges. In lieu of such a deposit, TELECOM may accept an unconditional, irrevocable Letter of Credit in a form acceptable to TELECOM in an amount required by TELECOM, subject to increase from time to time as CUSTOMER orders additional circuits hereunder. At such time as the provision of the Service to CUSTOMER is terminated, the amount of the deposit will be credited to the CUSTOMER's account and any credit balance which may remain will be refunded. After the CUSTOMER has established a six (6) month prompt payment record, such deposit may be refunded or credited to the CUSTOMER account at any time prior to the termination of the provision of the Service to CUSTOMER. In the event CUSTOMER pays a deposit as described above, simple interest at the rate of six percent (6%) will be



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applied to the deposit for the number of days from the date such deposit is credited to the CUSTOMER'S account or the date the deposit is refunded by TELECOM.

8. TAXES/ADDITIONAL CHARGES: (a) CUSTOMER acknowledges and understands that all charges stated in the CD are computed by TELECOM exclusive of any applicable federal, state, or local use, excise, gross receipts, sales, and privilege taxes, duties, fees, including but not limited to applicable Universal Service Fund contributions, or similar liabilities (other than general income or property taxes), whether charges to or against TELECOM or CUSTOMER because of the Service furnished by TELECOM ("Additional Charges"), and that such Additional Charges shall be paid by CUSTOMER in addition to all other charges provided for herein.

(b) Such taxes, surcharges or fees shall be separately stated on the invoice and shall be paid directly to TELECOM at the same time as all other charges are due and payable in accordance with this Agreement. Simultaneous with the signing of this Agreement, CUSTOMER shall provide TELECOM with a valid Certificate of Exemption from taxes that would otherwise be paid by CUSTOMER for all foreign, federal, state, country and local taxes and fees, (if any) or other evidence reasonably satisfactory to TELECOM that CUSTOMER is not subject to such taxes, surcharges, or fees. TELECOM will invoice CUSTOMER for taxes that are not covered by a valid tax exempt certificate properly filed with TELECOM.

9.      EARLY TERMINATION: (a) Either Party may terminate this Agreement if:

                (i) the other Party ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing to its inability to pay its debts as they become due; or

                (ii) the other Party files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent; or

                (iii) the other Party files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding; or

                (iv) the other Party consents or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or it or its shareholders shall take any action looking to its dissolution or liquidation;

                (v) the other Party breaches any material provision of this Agreement, other than those related to payment of charges, and fails to cure such breach within thirty (30) calendar days after the receipt of notice thereof ("Default").

(b) Both Parties may terminate this Agreement upon mutual written consent.

10. SUSPENSION OF SERVICE: (a) In the event payment in full is not received from CUSTOMER on or before the Due Date with respect to any undisputed amounts, TELECOM shall have the right, after giving CUSTOMER fifteen (15) days written notice via express courier service or registered mail, to suspend all or any portion of Service until such time as CUSTOMER has paid in full all charges then due, including any late fees as specified herein.

(b) Following such payment, TELECOM shall be required to reinstate Service to CUSTOMER only upon CUSTOMER's provision to TELECOM of satisfactory assurance (such as a deposit) of CUSTOMER's ability to pay for Service and CUSTOMER's advance payment of the cost of reinstating Service. If CUSTOMER fails to make such payment by a date determined by and acceptable to TELECOM, CUSTOMER will be deemed to have canceled the suspended Service effective the date of the suspension. Upon such termination, all balances become due and payable.

11. CANCELLATION OF SERVICE: (a) CUSTOMER may cancel a CD without liability if a Service does not become available within ninety (90) days of the FOC Date as described in Section 3 (b) above.



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 (b)  After a CD is submitted to TELECOM by the CUSTOMER except as noted in
Section 3(b) above, CUSTOMER may cancel all or a portion of the Services ordered upon written notice to TELECOM. The charges for such Cancellation are as follows:


Prior to issuance of the FOC           No Cancellation Charges



Subsequent to issuance of the FOC      50% of applicable MRC for one (1) month
        up to the FOC Date             (maximum $20,000)


(c) It is agreed that TELECOM's damages in the event of a cancellation can be difficult or impossible to ascertain. The provision for cancellation charges in this subsection is intended to establish liquidated damages in the event of Service cancellation and is not intended as a penalty. Unless otherwise stated in the CD and specifically agreed to in writing by both Parties, in the event CUSTOMER cancels existing Service prior to the end of the Service Term described in the CD, CUSTOMER shall pay TELECOM an amount equal to the balance of the monthly Service charges that otherwise would have become due for the unexpired portion of the Service Term ("Cancellation Charges/Early Cancellation Charges"). Notwithstanding the immediately preceding sentence, no Early Cancellation charges shall apply for the cancellation of the interexchange Service on Telecom's Network for period that the CUSTOMER is responsible for the payment of the Minimum Monthly Recurring Charge as set forth in Exhibit 2 - Rates and Charges.

(d) Notwithstanding the foregoing, and upon thirty (30) days prior written notice, either Party shall have the right, without cancellation charge or liability, to cancel (i) an affected portion of the Service, if TELECOM is prohibited by governmental authority from furnishing said portion, or (ii) an affected portion of the Service if any material rate or term contained herein is substantially changed by final order of a court of competent jurisdiction, the Federal Communication Commission, or other local, state or federal government authority.

12. FORCE MAJEURE: If either Party's performance of this Agreement or any other obligation hereunder (other than the obligation to make payments for amounts due) is prevented, restricted or interfered with by causes beyond their reasonable control including but not limited to acts of God, fire, explosion, vandalism, cable cut, storm, or other similar occurrence, any law, order, regulation, direction, action or request of the United States government or state or local government, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or civil or military authority, or by national emergencies, insurrections, riots, wars, strikes, lockouts or work stoppages or other labor difficulties, actions or inactions of a third party provider or operator of facilities employed in the provision of the Services, suppliers' failures, shortages, breaches, or delays, then the affected Party shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference. The affected Party shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

13. SERVICE WARRANTY: TELECOM warrants that it will provide the Service to CUSTOMER in accordance prevailing telecommunication industry standards (hereinafter "Technical Standards"). TELECOM will use reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in any Service and restore the Service in accordance with Technical Standards. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14. LIMITATION OF LIABILITY: TELECOM shall not be liable for interruptions, delays, errors, or defects in transmission caused by the CUSTOMER, or the CUSTOMER's agents, end users, or by facilities or equipment provided by the CUSTOMER or by equipment interconnected with the CUSTOMER. UNDER NO CIRCUMSTANCES, WHETHER IN CONTRACT TORT OR OTHERWISE, SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, ACTUAL, PUNITIVE, OR ANY OTHER DAMAGES OR ANY KIND OR NATURE WHATSOEVER REGARDLESS OF THE CAUSE OR FORESEEABILITY THEREOF, INCLUDING BUT



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NOT LIMITED TO DAMAGES ARISING FROM DELAY OR LOSS OF DATA, PROFITS, REVENUE OR
GOODWILL.

15. INDEMNIFICATION: Each Party agrees to release, indemnify, defend, and hold harmless the other Party from losses, claims, demands, damages, expenses, suits, or other actions, including reasonable attorney's fees, for personal injury, including death of any person or persons, and for losses, damage, or destruction of property, to the extent proximately caused by the negligence or willful misconduct of the indemnifying Party, its employees, contractors, or agents. This indemnity applies where the indemnifying Party's negligence or willful misconduct is either the sole or the contributing cause of the injury, death, or damage. This indemnity does not extend to any portion of the injury, death or damage caused by either the sole or the contributing negligence of the non-indemnifying Party or third parties. In the event parties other than CUSTOMER shall have use or benefit of or shall be otherwise affected by the Service provided through CUSTOMER, then CUSTOMER agrees to forever indemnify and hold TELECOM and any third party provider or operator of the facilities employed in the provision of the Service harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which may be asserted by said parties, arising out of or related to any outage in Service.

16. NOTICES: Notices under this Agreement shall be in writing and shall be given or made by telephonically confirmed facsimile transmissions, certified or registered mail, express mail or other overnight delivery service, or hand delivery, proper postage or other charges prepaid. Notices shall be sent to the address listed below until such address is changed by written notice. Such notice shall be deemed to have been given or made when actually received or seventy-two (72) hours after being sent, whichever occurs first.

TO GTE TELECOM:

                      GTE Telecom Incorporated
                      201 N. Franklin Street
                      Suite 2400
                      Tampa, Florida 33602
                      Attention: Manager - Contracts and Tariffs
                      Fax No.: 813/209-9620

TO CUSTOMER:

                      Universal Access, Inc.
                      100 N. Riverside Plaza, Suite 2200
                      Chicago, IL 60606
                      Attention: Robert Pommer
                      Fax. No.: 312-660-5050

17. USE OF SERVICE/CAPACITY: (a) TELECOM's obligation to provide Services specified herein is conditioned upon CUSTOMER not allowing the Services to be used for any unlawful purpose or in violation of any governmental regulations or authorizations. TELECOM shall have the right to limit, terminate or suspend Service by written notice for improper use of the Service by CUSTOMER or any activity by CUSTOMER, as determined in the sole discretion of TELECOM, that threatens public health, safety, or welfare, or the integrity or reliability of TELECOM's facilities or service to TELECOM's other customers.

(b) If CUSTOMER wishes to purchase capacity in an amount exceeding the equivalent of OC-12 on any one route, then CUSTOMER represents and warrants that it is not now, nor shall it become during the Term of this Agreement, a Capacity Reseller (as defined below) with respect to any Services provided under this Agreement. If CUSTOMER is or becomes during the Term of this Agreement a Capacity Reseller with respect to any of the Services purchased hereunder, then CUSTOMER may not purchase capacity in excess of the equivalent of one OC-12 on any one route (referred to in this Section as the "Maximum Capacity"). If, at the time CUSTOMER becomes a Capacity Reseller with respect to the Services hereunder, CUSTOMER has ordered in excess of the Maximum Capacity, then CUSTOMER shall immediately terminate all capacity in excess of the Maximum Capacity. Such termination shall be subject to all applicable Early Cancellation/Termination Charges. As used herein, a "Capacity Reseller" is any person or entity which, in whole or in part, seeks to obtain telecommunications



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capacity for the purpose of reselling or otherwise providing access thereto to third parties for profit, whether or not such person or entity actually realizes a profit as a result of such transaction. CUSTOMER's failure to comply with this Section shall constitute a material default and shall be grounds for immediate termination.

18. NONDISCLOSURE: CUSTOMER shall not use, except as provided herein, nor disclose to any third party during the Term of this Agreement and for a period of two (2) years thereafter, any of the terms and conditions relating to this Agreement, including but not limited to the rates and charges set forth in this Agreement, unless such disclosure is lawfully required by any federal governmental agency, is otherwise required to be disclosed by law, or is necessary in any proceeding establishing the rights and obligations under this Agreement. Prior to any such required disclosure by CUSTOMER, CUSTOMER shall provide TELECOM with adequate written notice so as to enable TELECOM to seek appropriate protection. TELECOM reserves the right to terminate this Agreement immediately upon written notice of any unpermitted third party disclosure hereunder.

19. LICENSES, APPROVALS AND AUTHORIZATIONS: CUSTOMER represents that in all jurisdictions in which it provides services that require licenses, approvals or other authorizations it has obtained such licenses, approvals or other authorizations from the appropriate governmental authority. Further, if required by TELECOM, CUSTOMER shall provide proof of such licenses, approvals or other authorizations. CUSTOMER shall immediately notify TELECOM in writing, in the event CUSTOMER is prohibited, either on a temporary or permanent basis, from continuing to provide its telecommunications services in any jurisdiction. In such event, TELECOM reserves the right to terminate this Agreement.

20. RESOLUTION OF DISPUTES: The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution provision, the parties agree to submit the dispute to a single arbitrator for resolution by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator. Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (to include search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

21. GENERAL PROVISIONS: (a) Other Documents CUSTOMER will execute such other documents, provide such information, and affirmatively cooperate with TELECOM, all as may be reasonably required by TELECOM and relevant to providing the Service. In particular, CUSTOMER accepts the responsibility for providing TELECOM with special access surcharge exemption forms as may be required by the local exchange carrier and as applicable, TELECOM's Universal Service Fund exemption form.

(b) Non-Waiver The failure of either Party to give notice of default or to enforce or insist upon compliance with any of the terms or conditions of this Agreement, the waiver of any term or condition of this Agreement or the granting of an extension of time for the performance shall not constitute the permanent waiver of any term or condition of this Agreement and this Agreement and each of its provisions shall remain at all times in full force and effect until modified by the Parties in writing.

(c) Relationship of the Parties The provision of Service will not create a partnership or joint venture between the parties or result in a joint communications service offering to third parties.

(d) Enforcement In the event suit is brought or an attorney is retained by either Party to enforce terms of this Agreement or to collect money damages for breach hereof or by TELECOM to collect any monies due hereunder, then the prevailing Party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees, court costs, costs of investigation, and other related expenses incurred in connection therewith.

(e) Modification No subsequent agreement shall change, modify or discharge this Agreement, in whole or in part, unless such agreement is in writing and signed by authorized representatives of both parties.

(f) Assignment This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or assigns, provided, however, that CUSTOMER shall not assign



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or transfer its rights or obligations under this Agreement without the prior written consent of TELECOM, which consent shall not be unreasonably withheld, and further provided that any assignment or transfer without such consent shall be deemed void and shall entitle TELECOM to terminate the Service provided hereunder, at its option, upon ten (10) days prior written notice. Notwithstanding any other language contained in this Agreement, either Party may, without further permission but upon proper notice to the other Party, assign the Agreement to any affiliated entity or successor in interest whether by merger, reorganization, or transfer of all or substantially all of its assets.

(g) Governing Law This Agreement shall be a contract between TELECOM and CUSTOMER and the terms hereof shall be construed under the laws of the State of Florida without regard to choice of law principles.

(h) Severability If any part or any provision of this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement, and the CUSTOMER and TELECOM hereby agree to negotiate with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

(i) Survival The terms and provisions contained in this Agreement that by their sense and content are intended to survive the performance thereof by the parties hereto shall survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification, nondisclosure and the making of any and all payments due hereunder.

(j) Headings The section headings are for convenience only and shall not be considered in its interpretation.

(k) Interpretation Words having well-known technical or trade meanings shall be so construed, and all listing of items shall be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably applies in the interpretation of this Agreement.

(l) Entire Agreement This Agreement consists of all the terms and conditions contained herein, in Capacity Descriptions, if applicable, that conform hereto, and documents incorporated herein specifically by reference; this Agreement constitutes the complete and exclusive statement of agreements and understandings between the parties, and supersedes all proposals and prior agreements (oral and written) between the parties relating to Service provided hereunder. No representations or warranties, express or implied, have been made or relied upon in the making of this Agreement, other than those specifically contained in this Agreement.

Attachments:   Exhibit 1 - Capacity Description
               Exhibit 2 - Rates and Charges
               Exhibit 3 - Service Level Objectives

IN WITNESS WHEREOF, the Parties have executed this Capacity Agreement by their duly authorized representatives.

GTE TELECOM INCORPORATED                         UNIVERSAL ACCESS, INC.

By: /s/ Signature Illegible                      By: /s/ Signature Illegible

Name: Joe Boland                                 Name: Robert J. Pommer
      ----------                                        ----------------

Title: Vice President/General Manager            Title: Chief Operating Officer
       ------------------------------                    -----------------------

Date: 8/25/99                                    Date: 8/20/99
      -------                                          -------

and

By: /s/ Signature Illegible

Name: Kenneth Shelton
        ---------------

Title: Controller
         ----------

Date: 8/27/99
        -------

               Approved As To Form
               ECD 8/25/99
               -----------
               Contracts

                         Exhibit 1 to Capacity Agreement

GTE TELECOM INCORPORATED                  Customer Name________________
210 N. Franklin Street Suite 2400         Service Address: ____________
Tampa, Florida 33602                      Billing Address:_____________
Account Manager                           Customer Contact:____________
Tel: (___)______ Fax. No. (___)______     Tel: (___)______ Fax. No. (___)_______

                              CAPACITY DESCRIPTION

Order No.                         P.O. Number                     Date:

                                                                              Monthly     Monthly
                                                     Service     Non-         Recurring   Recurring
TerminationPoints/                  Requested        Term        Recurring    Charges     Charges
Description of Services    Number   Service Date     (months)    Charges      (each)      (TOTAL)




TOTAL CHARGES:                                       NRC$________       MRC $____________

REMARKS:

REFERENCE: Capacity Agreement No__________
Cancellation Charges Apply as set forth in the referenced Capacity Agreement in the event Services are canceled or changed.

THIS CAPACITY DESCRIPTION IS ENTERED INTO PURSUANT TO THE CAPACITY AGREEMENT IDENTIFIED HEREIN, THE TERMS AND CONDITIONS OF WHICH ARE INCORPORATED HEREIN IN THEIR ENTIRETY; PROVIDED, HOWEVER, THAT IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THIS CD AND THE TERMS AND CONDITIONS OF THE APPLICABLE CAPACITY AGREEMENT, THE TERMS AND CONDITIONS CONTAINED IN THE CAPACITY AGREEMENT SHALL PREVAIL.

The Customer hereby orders the Services described         ACCEPTED BY GTE TELECOM INCORPORATED
in this Capacity Description
Company

Signature
                                                          Joe Boland, Vice President/General Manager     Date

Printed Name
                                                          Lu Whanger, Director of Sales                  Date

Title                 Date
                                                          Account Manager                                Date

                                    EXHIBIT 2
                                RATES AND CHARGES

1. Minimum Monthly Recurring Charge (MMRC): CUSTOMER will maintain Minimum Monthly Recurring Charges for the interexchange Service on TELECOM's Network (i.e., not including local access or other charges) in an amount equal to [***] per month after a Ramp Up Period of [***] months and continuing through [***].

2. Ramp Up Period: The Ramp Up Period shall commence on the actual in Service Date of the first circuit to be provided hereunder and shall continue for a period of [***] months thereafter. Following the Ramp Up Period, in the event CUSTOMER fails to achieve or maintain the MMRC, CUSTOMER will be responsible for payment of the MMRC in the amount of [***] for each month that CUSTOMER fails to attain the MMRC.

3. MRC During the Ramp Up Period: Circuits greater than One Hundred (100) miles in distance will be charged at the following rates during the Ramp Up Period:

        DS-3        [***] per DS-0 mile (672 DS-0 per DS-3)
        OC-3        [***] per DS-0 mile (2016 DS-0 per OC-3)
        OC-12       [***] per DS-0 mile (8,064 DS-0 per OC-12)
        OC-48       [***] per DS-0 mile (32,256 DS-0 per OC48)

4.      MRC Following the Ramp Up Period: Circuits greater than One Hundred
        (100) miles in distance will be charged at the following rates following the Ramp Up Period:

        DS-3        [***] per DS-0 mile (672 DS-0 per DS-3)
        OC-3        [***] per DS-0 mile (2016 DS-0 per OC-3)
        OC-12       [***] per DS-0 mile (8,064 DS-0 per OC-12)
        OC-48       [***] per DS-0 mile (32,256 DS-0 per OC48)

5. All circuits less than One Hundred Miles (100) in distance will be charged at the following rates:

        Circuit Speed        During Ramp Up Period               Following Ramp Up Period
        DS-3                        [***]                                  [***]
        OC-3                        [***]                                  [***]
        OC-12                       [***]                                  [***]
        OC-48                       [***]                                  [***]

6. MRC Validity: The above MRCs are effective [***], and shall remain valid for Services ordered under this Agreement through [***].

7. Non-Recurring Charges: The Non-Recurring Charges for additional Services are as follows:

        (a) Move Charge without local access (to different POP at Customer request) [***] one time;

        (b) Add Charges (e.g., increasing a circuit from DS-3 to OC3) at the same POP [***] one time;

        (c) Extend the In Service Date for a second time - Cancellation Charges apply

        (d) Move of a local loop - pass through from local loop provider plus [***] one time administrative charge;

        (e) On site technician (subject to availability) - [***] per hour during business hours only, two hour minimum plus travel.

        (f)     Other than above - individual case basis

8. NRC Validity: The above NRC's are effective June 1, 1999, and shall remain valid through May 31, 2000, at which time, unless otherwise agreed to in writing, the NRCs will be at TELECOM's then prevailing rates for such Services.

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

                                    Exhibit 3
                            SERVICE LEVEL OBJECTIVES

TELECOM will make commercially reasonable efforts to meet the following Service Level Objectives:

(a) Mean Time to Repair - less than or equal to four (4) hours for DS3's, OC3's, OC12's.

(b)     Network Availability for "on net" private line Services:

        99.95% for Linear Network

        99.99% for SONET Ring Network (when available).

Credits for Outages:

(i) For the purposes of this Agreement, a circuit shall be deemed to be in an "Outage" condition if, following the start of Service while CUSTOMER is actually using or attempting to use such circuit, the circuit and becomes unavailable as defined above.

CUSTOMER's request for credit for Outages must be submitted to TELECOM in writing within thirty (30) calendar days of such Outage. TELECOM will respond to each of CUSTOMER's requested credits and upon Outage verification by TELECOM, TELECOM will apply the applicable credit to the next or subsequent Service invoice. Service Outages do not include (a) Outage periods when CUSTOMER has released the Service to TELECOM for maintenance purposes or to make rearrangements or CUSTOMER requested changes in the Service; (b) circuits outside the contiguous U.S.; (c) any circuits ordered by CUSTOMER from another telecommunications service provider or carrier; (d) any local access circuits ordered by or on behalf of CUSTOMER; (e) failure of CUSTOMER applications, equipment or facilities, (f) acts or omissions of CUSTOMER, or any use or user of the Service authorized by CUSTOMER or (g) reasons of Force Majeure. [***] No credit is allowed for Service Outages of less than thirty (30) minutes. Outages will be credited to CUSTOMER in half hour multiples for each half hour or major fraction thereof, from the time TELECOM receives notification until Service is restored. The credit shall not be applicable for the time that TELECOM stands ready to repair the Service and CUSTOMER does not provide access to TELECOM to perform such repair and restoration work. The credit allowance for an Outage or a series of Outages shall not exceed the current monthly recurring charge for such Service. The credit provided for in this Section shall be TELECOM's sole liability and CUSTOMER's sole and exclusive remedy in the event of any Outage or Service interruption.

(ii) Chronic Outages In the event that a single circuit experiences three (3) or more Outages of fifteen (15) minutes duration or longer during any thirty
(30) day period, CUSTOMER may declare that the circuit has a chronic problem. Upon written notice from CUSTOMER, TELECOM will have thirty (30) days to correct the chronic problem. In the event that the problem is not corrected within thirty (30) days of TELECOM's receipt of written notice, CUSTOMER may cancel this circuit without any additional charges or any further liability and such cancellation will be CUSTOMER's sole and exclusive remedy for chronic Outages.

Credit allowances will be calculated on a monthly basis and the applicable Outage credit by circuit will be included in TELECOM's invoice. CUSTOMER shall have thirty (30) days from date of receipt of the invoice to contest the credit allowance offered by TELECOM.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.